MIRANT CORPORATION

Notice of Guaranteed Delivery
Pursuant to the Offering Circular
and Disclosure Statement and Solicitation of
Acceptances of a Prepackaged Plan of Reorganization, dated June 2, 2003

      This Notice of Guaranteed Delivery relates to the offer by Mirant Corporation, a Delaware Corporation (“Mirant” or the “Issuer”), upon the terms and subject to the conditions set forth in the Offering Circular and Disclosure Statement and Solicitation of Acceptances of a Prepackaged Plan of Reorganization, dated June 2, 2003 (the “Offering Circular and Disclosure Statement”) and the related Letter of Transmittal, to exchange (the “Exchange Offers”) $1,000 principal amount of new 7.5% Senior Secured Notes due 2008 (the “New Secured Notes”) for each $1,000 principal amount of currently outstanding of (i) the 2.5% Convertible Senior Debentures due 2021 (CUSIP No. 604675 AB 4) and (ii) 7.4% Senior Notes due 2004 (CUSIP No. 842815 AC 6) (together, the “Exchange Offer Securities”) and solicit acceptances of the Plan of Reorganization of Mirant Corporation and certain of its affiliates. For a more detailed description of the New Secured Notes Mirant is proposing to issue in the Exchange Offers, please see the section of the Offering Circular and Disclosure Statement titled “Description of the New Secured Notes.” Those holders that tender their Exchange Offer Securities in the Exchange Offers must do so in accordance with the terms set forth in the Offering Circular and Disclosure Statement. Capitalized terms used but not defined herein have the meanings assigned to them in the Offering Circular and Disclosure Statement and the Letter of Transmittal. Notwithstanding any other provision of the Exchange Offers, or any extension of either or both of the Exchange Offers, we shall not be required to accept for exchange any Exchange Offer Securities, issue any New Secured Notes or make any payment for Exchange Offer Securities or accrued interest thereon and we may terminate or amend either or both of the Exchange Offers if at any time prior to the consummation of the Exchange Offers, we determine, in our sole discretion, that certain conditions have not been satisfied, as described in the section of the Offering Circular and Disclosure Statement titled “The Exchange Offers — Conditions to the Completion of the Exchange Offers.” You must use this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offers and the consent solicitation if you are a holder of Exchange Offer Securities and wish to tender any Exchange Offer Securities but (i) the certificates for the Exchange Offer Securities are not immediately available, (ii) time will not permit your certificates for the Exchange Offer Securities or other required documents to be delivered to Deutsche Bank Trust Company Americas (the “Exchange Agent”) at or prior to 12:00 Midnight, New York City time, on June 27, 2003 the (“Expiration Date”), or (iii) the procedures for book-entry transfer cannot be completed by the Expiration Date. This form may be delivered by hand, overnight courier or mail, or transmitted by manually signed facsimile transmission, to the Exchange Agent. You may effect a tender of your Exchange Offer Securities if (a) the tender is made through an Eligible Guarantor Institution (as defined in the Offering Circular and Disclosure Statement under the title “The Exchange Offers — Procedures for Tendering Exchange Offer Securities in the Exchange Offers”); (b) prior to the Expiration Date, the Exchange Agent receives from an Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the principal amount of Exchange Offer Securities you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery (these documents may be sent by overnight courier, registered or certified mail or facsimile transmission); (c) you guarantee that within three New York Stock Exchange, Inc. (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Exchange Offer Securities, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offering Circular and Disclosure Statement under the title “The Exchange Offers — Procedures for Tendering Exchange Offer Securities”) of transfer of the Exchange Offer Securities into the Exchange Agent’s account at The Depository Trust Company (including the Agent’s Message (as defined in the Offering Circular under the title “The Exchange Offers — Procedures for Tendering Exchange Offer Securities in the Exchange Offers”) that forms a part of the Book-Entry Confirmation), as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, will be deposited by the Eligible Guarantor Institution with the Exchange Agent; and (d) Offer Securities if the Exchange Agent receives the certificates for all physically tendered Exchange Offer Securities, in proper form for transfer, or a Book-Entry Confirmation of transfer of the Exchange Offer Securities into the Exchange Agent’s account at The Depository Trust Company, as the case may be, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents or, in the case of a Book-Entry Confirmation, a properly completed and duly executed Letter of Transmittal in each case, within three NYSE trading days after the date of execution of Notice of Guaranteed Delivery.

The Exchange Agent for the Exchange Offers is:

Deutsche Bank Trust Company Americas

By Regular or Certified Mail:	By Hand:	By Overnight Mail or Courier:
DB Services Tennessee, Inc.	Deutsche Bank Trust Company	DB Services Tennessee, Inc.
Reorganization Unit	Americas	Corporate Trust & Agency
P.O. Box 292737	C/O The Depository Trust	Services
Nashville, TN 37229-2737	Clearing Corporation	Reorganization Unit
	55 Water Street, 1st Floor	648 Grassmere Park Road
	Jeannete Park Entrance	Nashville, TN 37211
	New York, NY 1041	Attention: Karl Shepard
To Confirm By Telephone.		By Facsimile:
(800) 735-7777		(Eligible Guarantor Institutions only) (615) 835-3701

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Ladies and Gentlemen:

      Subject to the terms conditions set forth in the Offering Circular and Disclosure Statement, and the accompanying Letter of Transmittal, the undersigned hereby tenders to Mirant Corporation the principal amount of Exchange Offer Securities set forth below pursuant to the guaranteed delivery procedures described in the Offering Circular and Disclosure Statement under the title “The Exchange Offers — Procedures for Tendering Exchange Offer Securities in the Exchange Offers.”

Principal amount of Exchange Offer
Securities tendered:*

$

Certificate No.(s) (if available)

Total principal amount represented by
Exchange Offer Securities certificate(s):

$

If Exchange Offer Securities will be delivered by book-entry transfer to The Depository Trust Company, provide account number:

Account Number

      All authority conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned.

PLEASE SIGN HERE

X

X

Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number: (       )

      Must be signed by the holder(s) of Exchange Offer Securities as their name(s) appear(s) on certificates for Exchange Offer Securities or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her fill title below.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

*	Exchange Offer Securities must be in a minimum principal amount of $1,000.

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GUARANTEE

(Not to be used for signature guarantee)

      The undersigned, an Eligible Guarantor Institution, hereby guarantees that the certificates representing the principal amount of Exchange Offer Securities tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Exchange Offer Securities into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in the Offering Circular and Disclosure Statement under the title “The Exchange Offers — Procedures for Tendering Exchange Offer Securities in the Exchange Offers,” together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three NYSE trading days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)
Area Code and Tel. No.	Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR EXCHANGE OFFER SECURITIES WITH THIS FORM. CERTIFICATES FOR EXCHANGE OFFER SECURITIES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.

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